Exhibit 10.3

STOCK OPTION AGREEMENT

Pursuant to the Sysco Corporation 2013 Long-Term Incentive Plan

Under the terms and conditions of the Sysco Corporation 2013 Long-Term Incentive Plan, (the “Plan”), the terms of which are hereby incorporated into this Stock Option Agreement (this “Agreement”) by reference, Sysco Corporation (the “Company” or “Sysco”) grants to you (the “Optionee”) an option to purchase shares of the Company’s Common Stock, $1.00 par value, (“Stock”) subject to adjustment as provided in the Plan (the “Option”). The Option is offered in accordance with and subject to the terms, conditions and restrictions of this Agreement, including any country-specific provisions for the Optionee’s country in Appendix A attached hereto. The number of shares of Stock subject to this Agreement, the exercise price of the Option, and the date of grant (the “Grant Date”) are set forth in the records of the Company and have been made available to the Optionee either (1) directly to the Optionee by the Company, or (2) electronically by the Company to the Optionee through the website of a third party administrator engaged by the Company, and by accepting this Option, the Optionee acknowledges and agrees that he or she has received and/or accessed such information and that such information forms a material part of this Agreement.

Unless terminated earlier in accordance with the terms of the Agreement, this Option shall terminate and expire at the close of business on the final trading day immediately prior to the tenth anniversary of the Grant Date and shall be subject to the Terms and Conditions of Stock Option attached hereto and incorporated in this Agreement by reference.

By accepting this Option, the Optionee accepts and agrees to be bound by all of the terms and conditions of the Plan and Terms and Conditions of Stock Option, and the Optionee acknowledges receipt of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the Plan will prevail.

The Option and this Agreement are not effective or enforceable until the Optionee properly acknowledges acceptance of the Option by completing the electronic receipt as soon as possible, but in no event later than 90 days from the Grant Date. If the Optionee does not properly acknowledge acceptance of the Option and the terms of this Agreement on or within 90 days from the Grant Date, this Option will be forfeited.

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SYSCO CORPORATION
TERMS AND CONDITIONS OF STOCK OPTION

1.
General Conditions. Please carefully review all of the provisions of the Plan. In addition to the conditions set forth in the Plan, the Option is contingent upon satisfying the terms and conditions set forth in this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2.
Vesting. The Option will vest in three equal tranches over a period of three years (one-third on each of the first, second, and third anniversaries of the Grant Date), subject to any acceleration provisions contained in the Plan or otherwise set forth in this Agreement and the Optionee’s continuous employment or service with the Company or any of its Subsidiaries from the Grant Date through the applicable vesting date (each date on which a portion of the Option will vest pursuant to this Agreement, a “Vesting Date”).

3.
Maximum Term. Unless terminated earlier in accordance with the terms of this Agreement, this Option will expire at the close of business on the final trading day immediately prior to the tenth anniversary of the Grant Date.

4.
Exercise Restrictions. Subject to any country-specific variations, the vested portion of the Option may be exercised at any time after its applicable Vesting Date and prior to the expiration of the Option, provided that at the time of the exercise all of the conditions set forth in the Plan and in this Agreement have been met. No portion of the Option may be exercised prior to the first anniversary of the Grant Date or after the expiration of the maximum term set forth in Section 3, above.

5.
Accelerated Vesting Events. The Option awarded pursuant to this Agreement will vest according to the schedule set forth in Section 2 of this Agreement, subject to the Optionee’s continuous service with the Company or one of its Subsidiaries through each applicable Vesting Date. Notwithstanding the foregoing, provided that the Optionee has been in continuous service with the Company or one of its Subsidiaries since the Grant Date through the date of termination of his or her employment or service, (a) the Option shall remain in effect and continue to vest according to the vesting schedule set forth in Section 2 of this Agreement, irrespective of the continuous service limitations set forth in the first sentence of this Section 5, upon the occurrence of (i) the Optionee’s termination of employment by reason of Retirement in Good Standing (as defined in Section 19, below) or (ii) the Optionee’s termination of employment or service by reason of Disability (as defined in Section 19, below), and (b) the Option shall immediately vest upon the occurrence of (i) a “Change in Control Termination” (as defined in Section 19, below) in accordance with Section 4.2(h)(ii) of the Plan or (ii) the Optionee’s termination of employment or service by reason of death.

6.
Exercise Period. The Option will normally terminate on the earlier of (i) the date of the expiration of the Option set forth in Section 3 of this Agreement or (ii) the 90th day after severance of the Optionee’s employment relationship with the Company or any Subsidiary, for any reason, for or without Cause. Whether an authorized leave of absence, or an absence for military or government service, constitutes severance of the Optionee’s employment or service relationship with the Company or a Subsidiary will be determined by the Committee administering the Plan at the time of the event. However, if before the expiration of the Option, the Optionee’s employment relationship with the Company or a Subsidiary terminates as a result of Retirement in Good Standing, Change in Control Termination, or Disability, the Option will remain exercisable in accordance with its terms as if Optionee remained in the employment or service of the Company or a Subsidiary, and in the event of the Optionee’s death while employed by or providing service to the Company or any Subsidiary, the Option may be exercised by the executors or administrators of the Optionee’s estate for up to

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three years following the date of the Optionee’s death, but in no event later than the last day of the maximum term of the Option set forth in Section 3.

7.
Method of Exercise. At the time or times when the Optionee wishes to exercise the Option, the Optionee shall be required to follow the procedures established for doing so, which the Committee may revise from time to time. Notice of exercise of the Option must be accompanied by a payment equal to the applicable Option exercise price plus all Tax-Related Items (as defined below) required to be withheld, collected or accounted for, if any, such amount to be paid in cash or by tendering, either by actual delivery of shares of Stock or by attestation, shares of Stock that are acceptable to the Committee, such shares to be valued at Fair Market Value as of the day the shares are tendered, or paid in any combination of cash and shares, as determined by the Committee. To the extent permitted by applicable law and the policies adopted from time to time by the Committee, the Optionee may elect to pay the exercise price through the contemporaneous sale by a third party broker of shares of Stock acquired upon exercise yielding net sales proceeds equal to the exercise price and any withholding Tax-Related Items required to be withheld, collected or account for and the remission of those sale proceeds to the Company.

Notwithstanding the foregoing, the Committee may require payment in a particular or different method of exercise than those specified in this Section 7, may allow the Optionee to exercise the Option only by means of a cashless exercise (either a cashless “sell all” exercise or a cashless “sell-to-cover” exercise) as it shall determine in its sole discretion, or may require the Optionee to sell any shares of Stock the Optionee acquired under the Plan immediately or within a specified period following the Optionee’s termination of employment (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Optionee’s behalf).

8.
No Assignment. No right or interest of the Optionee in the Option may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation or liability of the Optionee other than as provided in this Section 8. The Option may not be sold, assigned, transferred or otherwise disposed of by the Optionee other than by will or the laws of descent and distribution.

9.	Nature of Option. In accepting the Option, the Optionee acknowledges, understands and agrees that:

a.
the Plan is established voluntarily by the Company, it is discretionary in nature and the Company can amend, modify, suspend, cancel or terminate it at any time, to the extent permitted under the Plan;

b.
this Option and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future options, awards or benefits in lieu of any options or awards, even if similar options or awards have been granted repeatedly in the past;

c.
all determinations with respect to any future options or awards, including, but not limited to, the times when options or awards are made, the amount of the options or awards and other conditions attached to the options or awards, will be at the sole discretion of the Company and/or the Committee;

d.	participation in this Plan or program is voluntary;

e.
the Option and any shares of Stock acquired under the Plan upon exercise of the Option are extraordinary items and do not constitute compensation of any kind (and do not give a right of claim of any kind) for services of any kind rendered to the Company or any of its Subsidiaries (including, as applicable, the entity employing the Optionee or to which the Optionee provides services, (the “Employer”) and which are outside the scope of the Optionee’s employment or service contract, if any;

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f.
this Option, and any income derived therefrom, are not paid in lieu of, and are not intended to replace, any pension rights or compensation and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;

g.
for the purposes of the Option, unless otherwise specified by the Company or any Affiliated Company, the Optionee’s employment or service will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Optionee’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period or period during with the Optionee is in receipt of pay in lieu of such notice or severance pay (e.g., the Optionee’s period of service would not include any contractual, statutory or common law notice period or period during which the Optionee is in the receipt of pay in lieu of such notice or severance pay or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for the purposes of the Option (including whether the Optionee may still be considered to be providing services while on a leave of absence);

h.
the future value of the underlying Stock is unknown, indeterminable and cannot be predicted with certainty. If the shares of Stock subject to the Option do not increase in value following the Grant Date, the Option will have no value. If the Optionee exercises the Option and obtains the shares of Stock, the value of those shares of Stock acquired upon exercise may increase or decrease in value, even below the Option exercise price;

i.
no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Optionee’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company, the Employer, any Subsidiary or any Affiliated Company; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

j.
the Option and the Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer, any Subsidiary or any Affiliated Company and shall not interfere with the ability of the Company, the Employer, any Subsidiary or any Affiliated Company, as applicable, to terminate the Optionee’s employment or service relationship (if any). The right of the Company or Employer to terminate at will the Optionee’s employment or service at any time for any reason is specifically reserved;

k.	if the Optionee is providing services outside the United States, the Optionee acknowledges and agrees that neither the Company, the Employer, any Subsidiary nor any Affiliated

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Company shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Stock acquired upon exercise; and

l.	in the event of any conflict between communications to the Optionee by the Company of the terms of this Agreement or the records of any third party administrator and the Plan, the Plan will prevail.

10.	Responsibility for Taxes.

a.
Irrespective of any action taken by the Company or the Employer, the Optionee hereby acknowledges and agrees that the ultimate liability for all income tax, social insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), is and remains the responsibility of the Optionee or the Optionee’s estate (as applicable) and may exceed the amount actually withheld by the Company or the Employer. The Optionee acknowledges and understands that the requirements with respect to the Tax-Related Items may change from time to time as applicable laws or interpretations change.

b.
Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company, the Employer, and their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items withholding obligations by one or a combination of the following:

i.
withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer, or any other payment of any kind otherwise due to the Optionee by the Company and/or the Employer; or

ii.
withholding from proceeds of the sale of shares of Stock acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent); or

iii.	retention of or withholding in shares of Stock to be issued upon exercise of the Option having a Fair Market Value that is sufficient to satisfy the Tax-Related Items.

The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates.

c.
Notwithstanding the foregoing in Section 10(b) of the Agreement, if the Optionee is subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 promulgated thereunder, the Company will withhold in shares of Stock unless the use of such withholding method is problematic under applicable law or has materially adverse accounting or tax consequences, in which case, the withholding obligation may be satisfied by one or a combination of methods set forth in Section 10(b)(i) and (ii) above.

d.	If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Optionee is deemed to have been issued the full amount of Stock subject

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to the Option, notwithstanding that an amount of Stock was retained solely for the purpose of paying the Tax-Related Items.

e.
In addition, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

f.
The Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Stock upon exercise of the Option, the subsequent sale of Stock acquired pursuant to such exercise and the receipt of any dividends and/or dividend equivalents following the issuance of Stock upon the exercise of the Option; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to tax in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

11.	Prohibited Activities; Post-Employment Covenants; Additional Remedies of Clawback and Recoupment.

a.
Notwithstanding any other term of the Agreement or any prior agreement to the contrary, in order to be eligible to benefit from any portion of the Option, the Optionee must have entered into an agreement containing restrictive covenants concerning limitations of the Optionee’s behavior both during employment or service and following termination of employment or service that is satisfactory to the Company or one of its Subsidiaries. In the event the Optionee engages in any action that violates any such restrictive covenants at any time during the term of the Agreement, the Option shall be forfeited. The Optionee further agrees that to the extent permitted by applicable law, upon demand by the Company or one of its Subsidiaries, the Optionee will forfeit, return or repay the “Benefits and Proceeds” (as defined below) in the event the Optionee breaches any post-employment or post-service covenant with the Company and/or any of its Subsidiaries.

b.	For the purposes of this Agreement, “Benefits and Proceeds” means:

i.	to the extent the Optionee has received any Stock in satisfaction of this Option and the Optionee continues to hold those shares of Stock, the shares of Stock so acquired;

ii.
to the extent the Optionee has received any Stock in satisfaction of this Option and no longer owns the shares of Stock so acquired, cash in an amount equal to the Fair Market Value of such shares of Stock on the date such payment is demanded by the Company (which, unless otherwise determined by the Committee, shall be equal to the closing sale price during regular trading hours of the shares of Stock as reported by the New York Stock Exchange on such date); and

iii.	to the extent the Optionee has not received any Stock in satisfaction of this Option, all of the Optionee’s remaining rights, title or interest in the Option.

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12.
Electronic Delivery and Acceptance. The Optionee consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports or other related documents, and to the electronic review, confirmation and acceptance procedures governing this Option. The Optionee consents and agrees that any such electronic procedures may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan. The Optionee further agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Optionee acknowledges and agrees that the Company may provide personal information regarding the Optionee and any award of Options under the Plan, included but not limited to this Option, to any third party engaged by the Company to provide administrative or brokerage services related to the Plan.

13.	Data Privacy.

a.
To the extent consent is required, the Optionee hereby consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option materials by and among, as applicable, the Employer, the Company any Subsidiary and any Affiliated Company for the purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Employer and the Company will be joint data controllers in relation to the Optionee’s personal data.

b.
The Optionee understands that the Employer, the Company, any Subsidiary and any Affiliated Company may hold certain personal information about the Optionee, including but not limited to his or her name, home address, email address, telephone number, date of birth, social security number, passport number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company and details of all Options or any other entitlements to shares of Stock awarded, cancelled, vested, unvested, or outstanding in the Optionee’s favor (“Data”), for the purpose of implementing, administering or managing the Plan. Certain Data may also constitute “sensitive personal data” within the meaning of applicable local law. Such Data include, but are not limited to, the information provided above and any changes thereto and other appropriate personal and financial data about the Optionee. The Optionee hereby provides explicit consent to the Company, the Employer, any Subsidiary and any Affiliated Company to process any such Data to the extent it is necessary for the purposes of implementing, administering and managing the Optionee’s participation in the Plan.

c.
The Optionee understands that Data will be transferred, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, to such equity plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have data privacy laws and protections which provide standards of protection that are different to or lower than the standards provided by the data privacy laws in the Optionee’s country. The Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the Company, the Company’s equity service plan provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Optionee understands that Data will be held only as long

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as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to or deletion of Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Optionee Options or other equity awards or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

14.
Notices. Each notice relating to this Option shall be in writing. All notices to the Company shall be addressed to the Corporate Secretary, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077. All notices to the Optionee shall be addressed to the address of the Optionee on file with the Company or the Employer. Either the Company or the Optionee may designate a different address by written notice to the other. Written notice to said addresses shall be effective to bind the Company, the Optionee and the Optionee’s representatives and beneficiaries.

15.
Committee. The Optionee hereby agrees that any change, interpretation, determination or modification of this Agreement by the Committee shall be final and conclusive for all purposes and on all persons including the Company and the Optionee; provided, however, that with respect to any amendment or modification of the Plan which affects the Option made hereby, the Committee shall have determined that such amendment or modification is in the best interests of the Optionee of such Option.

16.
Modification of Agreement. If any of the terms of this Agreement may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to modify this Agreement to be consistent with applicable laws or regulations. If all or any part or application of the provisions of this Agreement are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between Optionee and the Company, each and all of the other provisions of this Agreement shall remain in full force and effect. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against with enforcement is sought, except where specifically provided to the contrary herein.

17.
No Advice Regarding Grant. None of the Company, any Subsidiary or any Affiliated Company is providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Stock. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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18.
Entire Agreement; Severability. The Plan and this Agreement set forth the entire understanding between the Optionee, the Employer, the Company and any Subsidiary regarding the acquisition of the Stock and supersedes all prior oral and written agreements pertaining to this Option. If all or any part of the provisions of this Agreement are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Optionee and the Company, each and all of the other provisions of the Agreement shall remain in full force and effect.

19.	Definitions. For purposes of this Agreement:

a.	“Retirement in Good Standing” means:

i.
in the United States and Canada, termination of employment after the date the Optionee reaches (A) age 55 and the Optionee has 10 or more years of service with the Company and its Subsidiaries, or (B) age 65, regardless of years of service with the Company and its Subsidiaries; and

ii.	in all other jurisdictions, retirement, as determined by the Committee in its sole discretion.

b.	“Disability” means:

i.	in the United States, that the Optionee has been determined by the Social Security Administration to be totally disabled; and

ii.	in all other jurisdictions, disability, as determined pursuant to the Employer’s long-term disability policy.

c.
“Change in Control Termination” means the occurrence of both: (A) a Change in Control and (B) during the period commencing 12 months prior to the first occurrence of the Change in Control and ending 24 months after such Change in Control, the Company or one of its Subsidiaries involuntarily terminates the Optionee’s employment or Service without Cause or the Optionee terminates employment for Good Reason.

20.
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Stock, the Company shall not be required to deliver any Stock issuable upon exercise of the Option prior to the completion of any registration or qualification of the Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Stock. Further, the Optionee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Stock.

21.
Language. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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22.
Appendix A. The Option shall be subject to any special terms and conditions for the Optionee’s country set forth in Appendix A. Moreover, if the Optionee relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.

23.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.
Insider Trading Restrictions/Market Abuse Laws. The Optionee acknowledges that, depending on the Optionee’s country of residence, the Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Optionee’s ability to acquire or sell shares of Stock or rights to shares of Stock (e.g., Options) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. The Optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Optionee is advised to speak to his or her personal advisor on this matter.

25.
Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or acceptance of any subsequent breach by the Optionee or any other person claiming rights with respect to the Option.

26.
Governing Law and Venue. This Option has been granted and this Agreement has been made in and shall be governed by, construed under and in accordance with the laws of the State of Texas, without regard to the conflict of law provisions, as provided in the Plan. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Option or this Agreement, shall be brought and heard exclusively in the United States District Court for the Southern District of Texas or Harris County, Texas. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

27.
Mobility. If, during the course of the Optionee’s employment with the Company or any of its Subsidiaries or during the provision of services to the Company or any of its Subsidiaries, the Optionee relocates to another jurisdiction, the Company reserves the right to modify the terms of this Agreement and/or impose other requirements on the Optionee’s participation in the Plan, on the Option and on any shares of Stock acquired under the Plan, to the extent the Company or any of its Subsidiaries determine it is necessary or advisable to comply with local law, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Optionee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Optionee’s country of residence (or employment, if different).

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APPENDIX A

STOCK OPTION AGREEMENT
Pursuant to the Sysco Corporation 2013 Long-Term Incentive Plan

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to the Optionee under the Plan if the Optionee works in one of the countries listed below. If the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, is considered a resident of another country for local law purposes or if the Optionee transfers employment and/or residency between countries after the Grant Date, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Optionee.

Certain capitalized terms used but not defined in this Appendix have the same meanings set forth in the Plan and/or the Agreement, as applicable.
Notifications
This Appendix also includes information regarding securities, exchange control and certain other tax or legal issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date when the Option vests, Stock are issued to the Optionee and/or the Optionee sells Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation and the Company is not in a position to assure the Optionee of a particular result. Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to his or her situation. Furthermore, additional privacy laws may apply in the Optionee’s country.

Finally, if the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, is considered a resident of another country for local law purposes or if the Optionee transfers employment and/or residency between countries after the Option Date, the information contained herein may not be applicable to the Optionee in the same manner.

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UNITED STATES OF AMERICA

Terms and Conditions

When exercised, all or a portion of this Option may be an incentive stock option, governed by Section 422 of the Internal Revenue Code of 1986, as amended.

By accepting this Option, Optionee further acknowledges receipt of the Plan Prospectus, which contains important information, including a discussion of federal tax consequences.

BELGIUM

Terms and Conditions

Nature of Option

Section 9.f) shall be replaced with the following:

‘this Option and any income derived therefrom, are not paid in lieu of, and are not intended to replace, any pension rights or compensation and are not part of compensation or salary for the purposes of calculating any bonuses, long-service awards, life or accident insurance benefits, pension or retirement welfare benefits or similar payments;’

Section 9(g) shall be replaced with the following:

‘for the purposes of the Option, the Optionee’s employment or service relationship will be considered terminated as of the last day of employment with the Company or any Affiliated Company (regardless of the reason for termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Optionee’s right to vest in the Option under the Plan, if any, will terminate as of such date;’

Offer Document

The Optionee must accept the Option in writing either (i) within 60 days of the offer (for tax at offer), or (ii) after 60 days of the offer (for tax at exercise) by completing the below Belgium Offer Document. The Optionee should consult a personal tax advisor with respect to completing the Offer Document.

Notifications

Foreign Asset/Account Reporting Information

The Optionee is required to report any taxable income attributable to the Option on his or her annual tax return. Additionally, Belgian residents are required to report any security or bank accounts (including brokerage accounts) maintained outside of Belgium on their annual tax return. In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts.

Tax Information

This section is intended to advise the Optionee of potential tax impact of certain actions or inactions under Belgian law. This section is applicable to any Optionee who is subject to income tax in Belgium, including residents. The

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Optionee is urged to consult their personal tax advisers when considering all matters regarding the Option grant set forth in the Agreement.

Options accepted in writing within 60 days following the offer date

At grant: Options that are accepted in writing within 60 days following the offer date are taxable on the 60th day following the date of the offer. The taxable benefit will be calculated as a percentage of the closing market price of the underlying shares on the last trading day preceding the date of offer, plus any excess of the closing market price over the exercise price. The Optionee acknowledges that these taxes are required to be paid even if the Option is later forfeited for any reason, including without limitation termination of employment, and/or the Optionee is not actually able to realize value from the Option. The tax paid may not be refunded by the Belgian revenue agency. The Belgian Employer will report the taxable amount for the year in which the 60th day after the offer date occurs, and will withhold income tax and social security, if any, on the taxable amount.

At exercise: Generally, no taxation. However, if a written undertaking was made at the time of the offer not to exercise the Option prior to the end of the third calendar year following the calendar year of the offer date and the Optionee breaches the written undertaking, additional tax will be due at exercise. Further, if shares of Stock are immediately sold upon exercise to cover the exercise price, a stock exchange tax may be payable (see below).

At sale: Generally, the Optionee will not be subject to capital gains taxation at the time of sale of the shares of Stock. However, the sale proceeds will likely be subject to a stock exchange tax. If the Optionee’s shares of Stock are held by a Belgian financial intermediary at the time of sale, that intermediary may withhold the stock exchange tax. If the stock exchange tax is not withheld, the Optionee will be responsible for filing a stock exchange tax return and paying the stock exchange tax.

Social security: The Option should not be subject to social security contributions, unless the Option is “in the money” as of the offer date.

Options accepted after the 60th day following the offer date

At grant: In principle, under current guidance from the Belgian tax authorities, no Belgian tax consequences.

At exercise: According to current guidance from the Belgian Minister of Finance, Options that are accepted after the 60th day following the offer date are not subject to taxation at grant, but to taxation at exercise. The taxable benefit is the difference between the actual value of the shares of Stock at exercise less the exercise price. The Belgian Employer will report the taxable benefit and withhold income tax and social insurance contributions at the time of exercise. The Optionee will also need to report the income and pay any taxes that are due. Further, if shares of Stock are immediately sold upon exercise to cover the exercise price, a stock exchange tax may be due (see below).

At sale: Generally, the Optionee will not be subject to capital gains taxation at the time of sale of the shares of Stock. However, the sale proceeds will likely be subject to a stock exchange tax. If the Optionee’s shares of Stock are held by a Belgian financial intermediary at the time of sale, that intermediary may withhold the stock exchange tax. If the stock exchange tax is not withheld, the Optionee will be responsible for filing a stock exchange tax return and paying the applicable stock exchange tax.

Social security: Social security contributions will be due on the Option income at the time of exercise.

Declining Options

If the Optionee declines the Option, no tax will be owed at any time, but the Option will be declared null and void.

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Special note for international service associates

Individuals resident in Belgium who are on international assignment under a Company or an Affiliated Company program are requested to accept the Option after 60 days of the date of offer. Should an international assignee accept the Option prior to 60 days from the date of offer, any taxes due on the grant of the Option shall be the international assignee’s personal responsibility and shall not be covered by a tax equalization policy, if any.

Belgium Offer Document

Sign here to accept or decline the grant:

Check one of the following three lines:

1. _____________ Accept within 60-day period

I hereby accept within the 60-day period (before [date – 60 days after Option Offer Date]). By accepting the Option within 60 days of the date of the offer, the Option will be taxed at the time of grant (more specifically, on the 60th day after the offer date).

If you have selected Option 1, please select one of the following:

_______ ACCEPT ALL: I hereby accept 100% of the Option granted in accordance with and subject to the terms and conditions of this Agreement and the Plan, acknowledge that I have read this Agreement and the Plan, and agree to be bound by this Agreement, the Plan and the actions of the Committee.

_______ ACCEPT PART: I hereby accept part of the Option granted in accordance with and subject to the terms and conditions of this Agreement and Plan. I ACCEPT ONLY ____ SHARES UNDERLYING THE OPTION GRANT. I acknowledge that I have read this Agreement and the Plan, and agree to be bound by this Agreement, the Plan and the actions of the Committee. I decline the remaining number of shares underlying the Option grant.

Three-year undertaking: If you are accepting the Option in writing within the 60-day period and wish to have the Option subject to a lower valuation for Belgium tax purposes pursuant to article 43, §6 of the Belgian law of 26 March 1999, you may agree and undertake to (a) not exercise the Option before the end of the third calendar year following the calendar year in which the offer date falls, and (b) not transfer the Option under any circumstances (except in the event of your death). If you wish to take this undertaking, you must sign below.

Optionee’s Signature     ___________________

Optionee’s Printed Name ___________________

3. _____________ Accept after the 60-day period

I accept after the 60-day period (a date no less than the 61st date following the offer date). By accepting the Option at least 60 days after the date of the offer, under current guidance from the Belgian tax authorities, the Option will be taxed at the time Option is exercised. The taxable benefit is the difference between the actual value of the shares of Stock at exercise less the exercise price. The Company and its Affiliated Companies make no guarantee of any tax consequences to the Optionee, as laws and guidance may change.

3. _____________ DECLINE ALL: I hereby decline all of the Option granted.

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Optionee Signature    ___________________

Date of Signature        ___________________

Warning: If the Optionee does not accept all or part of the grant by checking the first or second line, signing above, and returning this Agreement prior to the date that is 90-days following the Grant Date, then the Company may declare the Option grant null and void. Also, in the unfortunate event that death occurs before this Agreement has been so accepted then this Option grant will be voided, which means the Option cannot be transferred to the Optionee’s heirs pursuant to the Optionee’s will or the laws of descent and distribution.

INSTRUCTIONS FOR RETURNING SIGNED GRANT AGREEMENT:

Deliver to: Vice-President, Total Rewards, Sysco Corporation. Attention: Stock Plan Administration, 1390 Enclave Parkway, Houston, Texas 77077, USA.

CANADA

Terms and Conditions

Termination of Employment

The following provision supplements Section 9(g) of the Agreement:

In the event of the Optionee’s termination of employment for any reason (whether or not later found invalid or in breach of local employment laws or the terms of the Optionee’s employment agreement, if any), any unvested portion of the Option shall be immediately forfeited without consideration. For purposes of the preceding sentence, the Optionee’s right to vest in the Option will terminate effective as of the earlier of the following dates: (i) the date on which the Optionee’s employment is terminated; (ii) the date the Optionee receives written notice of termination of employment from the Company or one of its Subsidiaries; or (iii) the date the Optionee is no longer actively providing services to the Company or one of its Subsidiaries. The right to vest in and exercise the Option (as discussed above) will not be extended by any notice period (e.g., active service would not include any contractual, statutory or common law notice period or period during which the Optionee is in receipt of pay in lieu of such notice or severance pay, or any period of “garden leave” or similar period mandated under Canadian laws or the terms of the Optionee’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Optionee (including whether the Optionee may still be considered to be providing services while on a leave of absence).
Data Privacy
The following provision supplements Section 13 of the Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Company, any Affiliated Companies and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Optionee further authorizes the Company and any Affiliated Companies to record such information and to keep such information in the Optionee’s employee file.
Language Consent
The following terms and conditions apply to the Optionee if resident in Quebec:

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The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée

Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.
Payment of Exercise Price and Taxes
Notwithstanding anything to the contrary in the Plan or in Sections 7 or 10 of this Agreement, no Tax-Related Items may be paid by delivery of shares of Stock or by having the Company withhold or retain shares of Stock otherwise issuable upon exercise of the Option.
Notwithstanding anything to the contrary in the Plan or in Section 7 of this Agreement, the exercise price of the Option may not be paid by delivery of shares of Stock or by having the Company withhold or retain shares of Stock otherwise issuable upon exercise of the Option.

Notifications

Securities Law Information

The Optionee is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., New York Stock Exchange).

Foreign Asset/Account Reporting Information

Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested Options) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is the Optionee’s responsibility to comply with these reporting obligations, and the Optionee should consult his or her own personal tax advisor in this regard.

COSTA RICA

There are no country-specific provisions.

FRANCE

Terms and Conditions

Option Not Qualified

The Option is not granted under the French specific regime provided by Articles L225-177-1 and seq. of the French commercial code.

Language Consent

By accepting the Option, the Optionee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. The Optionee accepts the terms of those documents accordingly. The Optionee confirms that the Optionee has a good knowledge of the English language.

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En acceptant l’Option, le Titulaire de l’Option confirme avoir lu et compris les documents relatifs à cette Option (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Titulaire de l’Option accepte les termes de ces documents en connaissance de cause. Etant précisé que le Titulaire de l’Option a une bonne maîtrise de la langue anglaise

Notifications

Foreign Asset/Account Information

The Optionee may hold shares of Stock acquired upon exercise of the Option, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock outside of France, provided the Optionee declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the resident.

 IRELAND

Exercise Period

The following provisions shall supplement Section 6 of the Agreement:

‘Solely for the purposes of this Agreement, and not withstanding anything to the contrary in the Plan, the Optionee’s employment or service will be deemed to terminate, and severance of Optionee’s employment relationship will be deemed to occur, on the date that the Optionee ceases to be actively employed by or actively provide services to the Company or any of its Subsidiaries. Accordingly, in the event of termination of the Optionee’s employment or service, the Option shall cease to vest, and the exercise period following severance of the Optionee’s employment relationship shall be measured from, the date of cessation of active employment or service and shall not be extended by any notice period mandated or implied under local law, contract or otherwise during which the Optionee is not actually actively employed or providing services or during or for which the Optionee receives pay in lieu of notice or severance pay or is on garden leave or similar leave. The Company shall have the sole discretion to determine when the Optionee is no longer actively employed or actively providing services for purposes of this Agreement, without reference to any other agreement, written or oral, including the Optionee’s contract of employment or service.’

Responsibility for Tax

The following provisions shall supplement Section 10 of the Agreement:

‘Regardless of any action the Company (or any Subsidiary) takes with respect to any or all Taxes, the Optionee acknowledges that the ultimate liability for all Taxes is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company (or any Subsidiary). the Optionee further acknowledges that the Company and its Subsidiaries (including the Optionee’s employer) (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Option, including the grant, vesting or exercise of the Option or the subsequent sale of any shares of common stock acquired at exercise; and (ii) do not commit to, and are under no obligation to, structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Taxes or achieve any particular tax result. Further, if the Optionee is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or its Subsidiaries (including the Optionee’s employer or former employer, as applicable) may be required to withhold or account for Taxes in more than one jurisdiction.’

Form approved August 2017
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Terms and Conditions

Definitions

The following provision shall be inserted as Section 19(c) of the Agreement:

‘“Taxes” means any income tax or national contributions or any other payroll or statutory taxes or payment on account of obligations or other payments which the Committee determines must be withheld, collected or accounted for.’

PANAMA

Notifications

Securities Disclaimer

The Option and any shares of Stock that the Optionee may acquire at the exercise of the Option do not constitute a public offering of securities, as they are available only to eligible employees of the Company and its Subsidiaries.
 SPAIN

Terms and Conditions

When exercised, all or a portion of this Option may trigger Spanish taxation laws, including the potential application of specific tax benefits, which will be determined on a case by case basis.

Discretionary Nature of the Plan

By accepting the Option grant, the Optionee consents to participation in the Plan and acknowledges receipt of a copy of the Plan.

The Optionee understands that the Company has unilaterally, gratuitously and in its sole discretion granted Options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Optionee understands that the Option is granted on the assumption and condition that the Option and the shares of Stock acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Optionee understands that this grant would not be made to the Optionee but for the assumptions and conditions referenced above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Option grant shall be null and void.

The Optionee understands and agrees that, as a condition of the Option grant, unless otherwise provided in the Agreement, any unvested Option as of the date the Optionee ceases active employment, and any vested portion of the Option not exercised within the post-termination exercise period set out in the Agreement, will be forfeited without entitlement to the underlying shares of Stock or to any amount of indemnification in the event of termination of the Optionee’s employment with the Company or any of its Subsidiaries. The Optionee acknowledges that the Optionee has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of employment on the Option.

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Termination for Cause

Notwithstanding anything to the contrary in the Plan or the Agreement, “Cause” shall be defined as set forth in the Plan, regardless of whether a termination of employment is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.
Language Consent
By accepting the Option, the Optionee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language.  The Optionee accepts the terms of those documents accordingly. The Optionee confirms that the Optionee has a good knowledge of the English language.
Con la aceptación del Incentivo, el Beneficiario confirma haber leído y entendido el documento relativo a la concesión de incentivos (el Plan y el Contrato) que le han sido entregados en inglés. El Beneficiario acepta los términos de los documentos y confirma que tiene buen conocimiento de la lengua inglesa.

SWEDEN

Terms and Conditions

Electronic Delivery and Acceptance

In Section 12 of the Agreement, the following sentence shall be deleted:

‘The Optionee acknowledges and agrees that the Company may provide personal information regarding the Optionee and any award of Options under the Plan, included but not limited to this Option, to any third party engaged by the Company to provide administrative or brokerage services related to the Plan.’
UNITED KINGDOM

Terms and Conditions

Exercise Period

The following provisions shall supplement Section 6 of the Agreement:

‘Solely for the purposes of this Agreement, and not withstanding anything to the contrary in the Plan, the Optionee’s employment or service will be deemed to terminate, and severance of the Optionee’s employment relationship will be deemed to occur, on the date that the Optionee ceases to be actively employed by or actively provide services to the Company or any of its Subsidiaries. Accordingly, in the event of termination of the Optionee’s employment or service, the Option shall cease to vest, and the exercise period following severance of the Optionee’s employment relationship shall be measured from, the date of cessation of active employment or service and shall not be extended by any notice period mandated or implied under local law, contract or otherwise during which the Optionee is not actually actively employed or providing services or during or for which the Optionee receives pay in lieu of notice or severance pay or is on garden leave or similar leave. The Company shall have the sole discretion to determine when the Optionee is no longer actively employed or actively providing services for purposes of this Agreement, without reference to any other agreement, written or oral, including the Optionee’s contract of employment or service.’

Form approved August 2017
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Responsibility for Taxes

The following provisions shall supplement Section 10 of the Agreement:

At the request of the Company at any time before the exercise of an Option, the Optionee must elect, to the extent permitted by law, and using a form approved by Her Majesty’s Revenue and Customs (“HMRC”), that the whole or any part of the liability for national insurance contributions (“NICs”) arising as a result of a taxable event attributable to the Option or the Optionee’s participation in the plan shall be transferred to the Optionee.

The Optionee hereby agrees that the Optionee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or (if different) the Employer or by HMRC (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and (if different) the Employer against any Tax-Related Items that they are required to pay or withhold on the Employee’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Definitions

The following provision shall be inserted as Section 19(c) of the Agreement:

‘“Taxes” means any income tax or national contributions or any other payroll or statutory taxes or payment on account of obligations or other payments which the Committee determines must be withheld, collected or accounted for.’

 Notifications
Securities Disclosure

This Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and Options are exclusively available in the UK to bona fide employees and former employees and any other Company UK Subsidiary

Form approved August 2017
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